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EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for Tender of Shares of Common Stock
of

THE PEP BOYS—MANNY, MOE & JACK

at

$15.00 NET PER SHARE

Pursuant to the Offer to Purchase, dated November 16, 2015

by

TAJ ACQUISITION CO.

a wholly owned subsidiary of

BRIDGESTONE RETAIL OPERATIONS, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, JANUARY 4, 2016, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if a shareholder wishes to participate in the Offer and (a) certificates representing shares of common stock, par value $1.00 per share (the "Shares"), of The Pep Boys—Manny, Moe & Jack, a Pennsylvania corporation, are not immediately available, (b) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (c) time will not permit all required documents to reach American Stock Transfer & Trust Company, LLC (the "Depositary and Paying Agent") prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by mail, facsimile transmission or overnight courier to the Depositary and Paying Agent and must include a guarantee by an Eligible Institution (as defined below). See Section 3—"Procedure for Tendering Shares" of the Offer to Purchase (as defined below).

The Depositary and Paying Agent for the Offer is:

If delivering by first class, registered or certified mail:	If delivering by facsimile (until 5:00 P.M. New York City time on Monday, January 4, 2016):	If delivering by overnight courier (until 5:00 P.M. New York City time on Monday, January 4, 2016):
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	Facsimile: (718) 234-5001 Confirm Facsimile Receipt: (718) 921-8317	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" (AS DEFINED IN SECTION 3—"PROCEDURES FOR TENDERING SHARES" OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution (as defined in the Offer to Purchase) that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver a properly completed and duly executed Letter of Transmittal or an Agent's Message (as defined in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase) and certificates for Shares or book-entry Shares that are the subject of this Notice of Guaranteed Delivery to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to TAJ Acquisition Co., a Pennsylvania corporation ("Purchaser") and a wholly owned subsidiary of Bridgestone Retail Operations, LLC, a Delaware limited liability company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 16, 2015, and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $1.00 per share (the "Shares"), of The Pep Boys—Manny, Moe & Jack, a Pennsylvania corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase.

Number of Shares Tendered:

Share Certificate Number(s) (if available):

☐ Check here and complete the information below if Shares will be tendered by book entry transfer.

Name of Tendering Institution:

DTC Participant Number:

(if applicable)

Transaction Code Number:

(if applicable)

Date:

Name(s) of Record Owner(s):

(Please Type or Print)

Address(es):

(Including Zip Code)

Area Code and
Telephone Number:

Signature(s):

 GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary and Paying Agent's account at The Depository Trust Company (pursuant to the procedures set forth in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions, a manually executed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 3—"Procedures for Tendering Shares" of the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary and Paying Agent at one of its addresses set forth above within three (3) New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal, certificates representing the Shares and/or any other required documents to the Depositary and Paying Agent within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Including Zip Code)

Area Code and Telephone Number:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Dated:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES REPRESENTING TENDERED SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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GUARANTEE (Not to be used for signature guarantee)